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                                                                     Exhibit 4.5
                                                                     -----------

                             CERTIFICATE OF TRUST
                                      OF
                              DRH CAPITAL TRUST I

This Certificate of Trust of DRH Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is DRH Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Adrianne M. Horne, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                                 /s/
                                 ---------------------------------------------
                                 Adrianne M. Horne, as Delaware Trustee


                                                 /s/
                                 ---------------------------------------------
                                 Donald R. Horton, as Administrative Trustee


                                                 /s/
                                 ---------------------------------------------
                                 Donald J. Tomnitz, as Administrative Trustee